EXHIBIT 23(a)



           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 26, 1998, included in Northern Border Partners, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement.




                              ARTHUR ANDERSEN LLP








Omaha, Nebraska
April 24, 1998